Exhibit 4.10

BYLAWS

OF

MID-CONTINENT DISTRIBUTORS, INC.

ARTICLE I

STOCK

1.             Certificates.  Certificates of stock shall be issued to each holder of fully paid stock in numerical order.  Each certificate shall be signed by the President and attested by the Secretary.  A record of each certificate shall be kept in the corporation’s records.

2.             Form.  The form of the certificate to represent stock ownership in the corporation shall be fixed by the original incorporators, and may be changed from time to time by the Board of Directors.

3.             Transfer.  Shares of the corporation shall be transferred on its books only upon the surrender to the corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.  In that event, the surrendered certificates shall be cancelled, new certificates issued to the person entitled to them, and the transaction recorded on the books of the corporation.

4.             Lost Certificates.  The Board of Directors shall direct a new certificate to be issued in place of a certificate alleged to have been destroyed or lost if the owner makes an affidavit that it is destroyed or lost, but the Board in its discretion may, as a condition precedent to issuing the new certificate, require the owner to give the corporation a bond, security, or an indemnity acceptable to the Board to indemnify and protect the corporation, its officers and directors against any claim that may be made against the corporation on the certificate allegedly destroyed or lost.

ARTICLE II

STOCKHOLDERS

1.             Annual Meeting.  The annual meeting of the stock holders of this corporation shall be held at such place within or without the State of Arkansas as the Directors shall designate, the date of the meeting to be fixed by the Directors.

2.             Special Meetings.  Special meetings of the stock holders may be called at any time by the President, by resolution of the Board of Directors, or by any member of the Board of Directors.

3.             Notice.  Written notice of stockholders’ meetings shall be given either personally or by mail, to each stock holder of record at his address, as the same appears on the stock book of the corporation, not less than ten (10) nor more than fifty (50) days before the meeting is to be held.  If a proposal to increase the authorized capital stock or bonded indebtedness is to be submitted, notice must be given not less than sixty (60) nor more than seventy-five (75) days before the meeting.  In case of special meetings, the notice shall also include a statement of the purpose or purposes for which the meeting is called.  If at any annual meeting there shall be presented a proposal to increase the authorized capital stock or bonded indebtedness, to dissolve, merge or consolidate, or to sell, lease, exchange, or otherwise dispose of all or substantially all of the corporation’s assets, to amend the Articles of Incorporation or to effect any other fundamental corporate change, then that annual meeting shall be deemed, for the purpose of notice, a special meeting.  Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a stockholder or by the attendance in person or by proxy of any stockholder at such meeting.  No irregularity of notice of any regular or Special meeting of the stockholders shall invalidate such meeting or any proceeding thereat.

4.             Quorum.  A quorum at any meeting of the stockholders shall consist of a majority in interest in the stock issued and outstanding then entitled to vote, represented in person or by proxy.  A majority of such quorum shall decide any question that may come before the meeting.

5.             Proxies.  A stockholder may vote at any meeting of the stockholders by being present in person or by giving to some other person present at the meeting a written proxy.

6.             Voting.  In the election of Directors, the holder of each share of stock then entitled to vote shall be entitled to cast votes equal to the number of Directors to be elected. Directors shall be elected at the annual meeting of Stock holders.  In all other matters to be determined at a stock holders’ meeting the holders of shares of stock then entitled to vote shall be entitled to cast votes equal to the number of shares held.

ARTICLE III

DIRECTORS

1.             General Powers.  The business and affairs of the corporation shall be managed by its Board of Directors.

2.             Number, Tenure and Qualifications.  The number of Directors of the corporation shall be the number designated by the stockholders.  Each Director shall hold office for the term for which he is elected or until his successor shall have been elected and qualified.  Directors need not be residents of Arkansas nor shareholders of the corporation.

3.             Vacancies.  If a vacancy occurs in the Board of Directors by reason of death or resignation, or if the stock holders fail to fill all the vacancies in the Board of Directors at the annual meeting of stockholders or any meeting for the purpose of electing Directors, the vacancies shall be filled by the affirmative vote of a majority of the remaining members of the Board of Directors.

4.             Resignations.  A Director may resign at any time by filing his written resignation with the Secretary.

5.             Removal.  A Director may be removed at any time, with or without cause, by a special stockholders’ meeting called expressly for that purpose.

6.             Meeting.  Meetings of the Board of Directors shall be held on call of any three (3) members after giving notice in writing or otherwise to all members at least twenty-four (24) hours prior thereto.  Notice of any meeting or service of such notice may be waived in writing before or after the meeting by a Director or by attendance at such meeting.  No irregularity of notice of such meeting shall invalidate such meeting or any proceeding thereat.

7.             Quorum.  A quorum of any meeting of the Board of Directors shall consist of a majority of the entire membership of the Board. A majority of such quorum shall decide any question that may come before the meeting.

8.             Informal Action.  Action taken by a majority of the Directors without a meeting in respect to any corporate matter shall be valid if, before or after such action, all Board members sign and file with the Secretary for inclusion in the corporate minute book a memorandum showing (a) the nature of the action taken, (b) the consent of each Board member, and (c) the names of Directors approving and Directors opposing such action.

9.             Proxies.  Directors may not vote by proxy.

10.          Election of Officers.  Officers of the corporation shall be elected by the Board of Directors and shall serve at the pleasure of the Board of Directors subject to any contracts of employment entered into by the corporation.  The Board of Directors shall fix the compensation of all officers of the corporation.

ARTICLE IV

OFFICERS

1.             Number.  The officers of the corporation shall be a Chairman, one or more Vice Chairmen (the number thereof to be determined by the Board of Directors), a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such other officers, and assistant officers as may be elected in accordance with these bylaws.  Any two or more offices may be held by the same person, except the offices of President and Secretary.

2.             Vacancies.  When a vacancy occurs in one of the executive offices by death, resignation or otherwise, it shall be filled by the Board of Directors.  The officer so selected shall hold office until his successor is chosen and qualified.

3.             Execution of Written Instruments.  Leases, deeds, mortgages, and contracts not in the ordinary course of business shall be executed by the President or a Vice President and attested by the Secretary, or an Assistant Secretary unless the Board of Directors shall in a particular situation designate another procedure for their execution.  The Board of Directors may authorize any one or more officers and/or employees to execute contracts in the ordinary course of business on behalf of the corporation, and such authority may be general or confined to specific instances.

4.             Checks and Notes.  Checks, notes, drafts and demands for money shall be signed by any one or more officers and/or employees who may from time to time be designated by the Board of Directors.

5.             Voting Shares in Other Corporations.  In the absence of other arrangements by the Board of Directors, shares of stock issued by any other corporation and owned or controlled by this corporation may be voted at any stockholders’ meeting of the other corporation by the President of this corporation or, if he is not present at the meeting, by a Vice President of this corporation; and in the event neither the President nor the Vice-President is to be present at a meeting, the shares may be voted by such person as the President and Secretary of the corporation shall by duly elected proxy designate to represent the corporation at the meeting.

6.             Reimbursement of Payments.  Any payments made to an officer such as salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be dis allowed in whole or in part as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the corporation to the full extent of such disallowance.  In lieu of payment by the officer, subject to the determination of the Board of Directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the corporation has been recovered.

ARTICLE V

AMENDMENTS

Bylaws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof.

BOARD OF DIRECTORS:

MID-CONTINENT DISTRIBUTORS, INC.